UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2022

Xenous Holdings, Inc.
(Exact name of registrant as specified in Charter)

Nevada	87-0363526
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

Room 1120, 11th Floor, Peninsula Centre,

67 Mody Road

Tsim Sha Tsui, East Kowloon

Hong Kong

(Address of Principal Executive Offices)

+852 6464-2017

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	XITO	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Other Events

On November 11, 2022, Xenous Holdings, Inc. (the “Company”) entered into a Memorandum of Understanding with Dadvance Agarwood Alpha Sdn Bhd (“Dadvance”), a company primarily engaged in the plantations, inoculations, cultivations, manufacturing, marketing, trading and conducting research and development of agricultural commodities in relation to Aquilaria trees and its related products with their headquarter based in Malaysia. The Company will be conducting full financial and legal due diligence of Dadvance and, if the due diligence is satisfactory, negotiate the definite acquisition agreement with Dadvance and its shareholders. The Board of Directors will not proceed with the acquisition unless an independent fairness opinion regarding fairness of the acquisition is obtained. The Company engaged YYC Advisors, a Malaysian accounting and financial advisory to conduct independent valuation on the targeted Malaysia planation company. The Company engaged Eastnaga Capital Fund Ltd as an advisor and manager for corporate strategy.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenous Holdings, Inc.

Date: November 14, 2022	By:	/s/ Jonathan Chan Ye Earn
Jonathan Chan Ye Earn
Chief Executive Officer
(Principal Executive Officer)

3